Exhibit 99.1

TransMedics Reports Third Quarter 2019 Financial Results

Andover, Mass. – November 6, 2019 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart and liver failure, today reported financial results for the quarter ended September 28, 2019.

Recent Highlights

•	Net revenue of $7.2 million in the third quarter of 2019, representing 78% growth compared to the third quarter of 2018
•	Gross margin of 59% in the third quarter of 2019
•	Completed enrollment in 300 patient PROTECT OCS Liver pivotal trial

“We are pleased with our third quarter results which showed revenue growth in all three of our OCS programs and demonstrates the strength of our multi-organ platform strategy,” said Waleed Hassanein, M.D., President and Chief Executive Officer of TransMedics. “We are influencing and driving a significant transformation in the global transplant field, and we look forward to continued U.S. commercial traction with the OCS Lung program and progress along the FDA regulatory path with the OCS Heart and OCS Liver programs.”

Third Quarter 2019 Financial Results

Net revenue for the third quarter of 2019 was $7.2 million, a 78% increase compared to $4.0 million in the third quarter of 2018. The increase in net revenue was driven by solid growth across all three organ platforms.

Gross margin for the third quarter of 2019 was 59% as compared to 53% in the third quarter of 2018. The improvement in gross margin was driven by increased sales volumes, a higher average selling price of OCS disposables sets, and improved efficiency in production.

Operating expenses for the third quarter of 2019 were $11.5 million compared to $6.1 million in the third quarter of 2018. The increase in operating expenses was primarily driven by higher SG&A costs stemming from investments in our commercial team and costs associated with being a public company. In addition, costs associated with supporting clinical trials and product development drove R&D expenses as compared to the third quarter of 2018.

Net loss for the third quarter of 2019 was $8.3 million compared to $5.1 million in the third quarter of 2018.

Cash, cash equivalents and marketable securities were $88.3 million as of September 28, 2019.

2019 Financial Outlook

TransMedics continues to expect net revenue for the full-year 2019 to be in the range of $23.5 million to $25.5 million, which represents 81% to 96% growth compared to the company’s prior year net revenue.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 8:30 a.m. ET / 5:30 a.m. PT on Wednesday, November 6, 2019. Investors interested in listening to the conference call may do so by dialing (866) 221-1172 for domestic callers or (270) 215-9603 for international callers, followed by Conference ID: 5969739. A live and archived webcast of the event will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable ex-vivo warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about our results of operations, commercial opportunity and the rate of adoption and benefits of the OCS. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to our anticipation that we will continue to incur losses in the future; our potential need to raise additional funding; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement, and our ability to obtain additional financing on favorable terms or at all; the fluctuation of our financial results from quarter to quarter; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the OCS; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private payors of benefits offered by the OCS; our ability to improve the OCS platform; our dependence on a limited number of customers for a significant portion of our net revenue; the timing of and our ability to obtain and maintain regulatory approvals or clearances for our OCS products; our ability to adequately respond to FDA follow-up inquiries in a timely manner; the performance of our third-party suppliers and manufacturers; the timing or results of clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to attract and retain key personnel; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; our expectations for the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the extent and success of competing products that are or may become available; the impact of any product recalls or improper use of our products; our estimates regarding revenues, expenses and needs for additional financing; and the risks identified under the heading “Risk Factors” and elsewhere in the final prospectus dated May 1, 2019 related to our initial public offering, and in our quarterly report on Form 10-Q for the quarter ended June 29, 2019, which are available on the SEC’s website at www.sec.gov. Additional information will be made available by our quarterly reports on Form 10-Q and other filings that we make from time to time with the SEC. These forward-looking statements (except as otherwise noted) speak only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

631-807-1986

Investors@transmedics.com

TransMedics Group, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	September 28, 2019	September 30, 2018	September 28, 2019	September 30, 2018
Net revenue	$7,205	$4,039	$17,547	$9,473
Cost of revenue	2,989	1,907	7,425	5,238
Gross profit	4,216	2,132	10,122	4,235
Gross Margin	59%	53%	58%	45%
Operating expenses:
Research, development and clinical trials	4,939	3,272	13,608	10,170
Selling, general and administrative	6,519	2,799	17,423	7,941
Total operating expenses	11,458	6,071	31,031	18,111
Loss from operations	(7,242)	(3,939)	(20,909)	(13,876)
Other income (expense):
Interest expense	(1,084)	(1,076)	(3,290)	(1,647)
Change in fair value of preferred stock warrant liability	—	(183)	(341)	(423)
Other (expense) income, net	56	101	200	(152)
Total other expense, net	(1,028)	(1,158)	(3,431)	(2,222)
Loss before income taxes	(8,270)	(5,097)	(24,340)	(16,098)
Provision for income taxes	(10)	(8)	(20)	(23)
Net loss	$(8,280)	$(5,105)	$(24,360)	$(16,121)
Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(3.73)	$(2.05)	$(11.97)
Weighted average common shares outstanding, basic and diluted	21,131,618	1,368,260	11,882,626	1,346,942

*	Reconciliation of Gross to Net revenue for certain payments made to customers (in thousands)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	September 28, 2019	September 30, 2018	September 28, 2019	September 30, 2018
Gross revenue from sales to customers	$7,876	$4,755	$19,381	$10,776
Less: clinical trial payments reducing revenue	671	716	1,834	1,303
Total Net Revenue	$7,205	$4,039	$17,547	$9,473

TransMedics Group, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 28, 2019	December 29, 2018
Current assets:
Cash and cash equivalents	$20,407	$20,241
Marketable securities	67,865	—
Accounts receivable	6,465	3,438
Inventory	10,536	9,277
Prepaid expenses and other current assets	2,093	1,838
Total current assets	107,366	34,794
Property and equipment, net	4,746	3,474
Deferred offering costs	—	3,383
Restricted cash and other long-term assets	506	506
Total Assets	$112,618	$42,157
Current liabilities:
Accounts payable	$4,766	$4,720
Accrued expenses and other current liabilities	9,348	7,178
Deferred revenue	162	306
Current portion of deferred rent	365	349
Total current liabilities	14,641	12,553
Preferred stock warrant liability	—	898
Long-term debt, net of discount	34,023	33,670
Deferred rent, net of current portion	482	759
Total liabilities	49,146	47,880
Total Preferred Stock and Stockholder’s Equity (Deficit)	63,472	(5,723)
Total Liabilities and Equity	$112,618	$42,157